Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of
Alexander & Baldwin, Inc.
Honolulu, Hawaii
We have audited the accompanying Historical Summary of the combined statements of revenues and certain expenses of the Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, Castle Kaopa LLC, and Harold K. L. Castle Foundation (the “Kailua Portfolio”) for the year ended December 31, 2012, and the related notes (the “Historical Summary”).
Management’s Responsibility for the Historical Summary
Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Kailua Portolio's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Kailua Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the Kailua Portfolio for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with provisions of Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Alexander & Baldwin, Inc.) and is not intended to be a complete presentation of the Kailua Portfolio’s combined revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP
Honolulu, Hawaii
March 10, 2014

KAILUA PORTFOLIO
Historical Summary of the Combined Statements of Revenues and Certain Expenses
For the Nine Months Ended September 30, 2013 and the Year Ended December 31, 2012
(In millions)

	Nine months ended September 30, 2013 (unaudited)	Year ended December 31, 2012
Revenues:
Rental revenues	$14.3	$17.4
Tenant reimbursements	5.6	6.8
Total revenues	19.9	24.2
Certain expenses:
Property operating and maintenance	3.2	3.9
Property taxes	2.5	3.1
Management fees	0.4	0.6
Insurance	0.3	0.3
Total certain expenses	6.4	7.9
Revenues in excess of certain expenses	$13.5	$16.3

See accompanying notes to historical summary of the combined statements of revenues and certain expenses

KAILUA PORTFOLIO
NOTES TO HISTORICAL SUMMARY OF THE COMBINED STATEMENTS OF
REVENUES AND CERTAIN EXPENSES

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization
On December 20, 2013, Alexander & Baldwin, Inc. ("A&B" or the "Company") consummated the purchase of a portfolio of commercial and other properties in Hawaii for $372.7 million from Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, Castle Kaopa LLC, and Harold K. L. Castle Foundation, all unaffiliated third parties (collectively “Kailua Portfolio” or “the Properties”). The portfolio encompasses 43 grocery- and drug store-anchored shopping centers, light industrial properties and 51 acres of ground leases, primarily located in the Windward Oahu town of Kailua. The portfolio also includes approximately 585 acres of mostly preservation-zoned land on Oahu. The purchase of the portfolio was funded with approximately $270 million of 1031 and 1033 proceeds from the sales of commercial properties and other non-income generating assets, a $60 million bridge loan, the assumption of $12.0 million in mortgage debt principal, and borrowings under the Company's line of credit for the balance. The portion of the purchase price not initially funded with 1031 and 1033 proceeds is ultimately expected to be funded with tax-deferred proceeds; however, to the extent 1031 and 1033 proceeds are insufficient to pay for the entire purchase price, the difference will be paid in cash.
The accompanying combined statements of revenues and certain expenses (the “Historical Summary”) include the operations of the Properties, which have been combined for purposes of this Historical Summary as each of the Properties was under common control or management prior to the acquisition.
Basis of Presentation
The Historical Summary has been prepared for the purpose of complying with the provisions of regulation 210.3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and therefore, the Historical Summary is not intended to be a complete presentation of the Properties’ revenues and expenses and is not representative of the actual operations for the period presented. Items excluded consist of depreciation and amortization, indirect interest expense and federal and state income taxes.
The unaudited Historical Summary for the nine months ended September 30, 2013 has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, it does not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited Historical Summary for the nine months ended September 30, 2013 reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of revenues and certain expenses for the period presented. The revenues and certain expenses for the nine months ended September 30, 2013 are not necessarily indicative of the expected results for the entire fiscal year ended December 31, 2013.
Revenue Recognition
Real estate leasing revenue is recognized on a straight-line basis over the terms of the related leases, including periods for which no rent is due (typically referred to as “rent holidays”). Differences between revenue recognized and amounts due under respective lease agreements are recorded as increases or decreases, as applicable, to deferred rent receivable. Also included in rental revenue are certain tenant reimbursements and percentage rents determined in accordance with the terms of the leases. Income arising from tenant rents that are contingent upon the sales of the tenant exceeding a defined threshold are recognized only after the contingency has been resolved

(e.g., sales thresholds have been achieved). Tenant reimbursements are recognized and presented on a gross basis because the Kailua Portfolio is generally the primary obligor with respect to purchasing goods and services from third party suppliers, has discretion in selecting suppliers, and bears the associated credit risk.
Allowances for doubtful accounts
Allowances for doubtful accounts are established by management based on estimates of collectability. Estimates of collectability are principally based on an evaluation of the current financial condition the Company’s customers and their payment history, which are regularly monitored by the Company.
Repairs and Maintenance
Expenditures for repairs and maintenance are expensed as incurred.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported. Future results could be materially affected if actual results differ from these estimates.

2.	LEASES
Future minimum rentals on non-cancelable leases at September 30, 2013 were as follows (unaudited, in millions):

OperatingLeases
2013 (three months ending December 31, 2013)	$3.8
2014	16.5
2015	15.7
2016	14.1
2017	13.2
Thereafter	218.4
Total	$281.7
Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are excluded from the amounts above.

3.	CONCENTRATION OF CREDIT RISK
One tenant accounted for approximately 11% and 14% of the Properties' rental revenues in the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.

4.	COMMITMENTS AND CONTINGENCIES
The Properties are subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Properties’ results of operations.

5.	SUBESEQUENT EVENTS

The Properties evaluated subsequent events through March 10, 2014, the date the financial statements were available to be issued.